                               EXHIBIT 24 TO FORM 3
                                 POWER OF ATTORNEY

    The undersigned hereby authorizes and designates each of Anthony TenHaagen and John Landry, signing singly, as the undersigned's true and lawful attorney-
in-fact to:

    (1)    execute for and on the undersigned's behalf, in the undersigned's capacity as a Section 16 filer with respect to Vapotherm Inc.  (the "Company"), a Form ID and Forms 3, 4 and 5 in accordance with Section 16(a) of the
Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder;

    (2)    do and perform any and all acts for and on the undersigned's behalf which may be necessary or desirable to complete and execute any such Form ID and
Forms 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such form with the Securities and Exchange Commission, any stock exchange or similar authority; and

    (3)    take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be to the undersigned's benefit, in the undersigned's best interest, or legally required of the undersigned, it being understood that the documents executed by such attorney-in-fact on the undersigned's behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney- in-fact may approve in such attorney-in-fact's discretion.

    The undersigned hereby further grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitutes or revocation, hereby ratifying and confirming all that such attorney-in fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned hereby acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the undersigned's request, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

    This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file a Form ID and Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

    IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be duly executed as of this 21st day of January, 2020.

                                        3x5 PARTNERS, LLC

                                        By: /s/ Nicholas Walrod
                                            ----------------------
                                        Name:  Nicholas Walrod
                                        Title: Managing Member